Filed Pursuant to Rule 424(b)(3)
Registration No. 333-286940

PROSPECTUS

USCB Financial Holdings, Inc.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Subscription Rights

Units

9,004,218 shares

Class A Common Stock

Offered by the Selling Securityholders

We may offer, issue and sell from time to time up to $100,000,000, together or separately, in one or more offerings, the above-referenced securities. In addition, the Selling Securityholders (as defined herein) identified in this prospectus may offer and sell from time to time up to 9,004,218 shares of our Class A Common Stock. The securities we may offer may be convertible into or exchangeable for other securities. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the specific manner in which they may be offered. You should read this prospectus, the information incorporated by reference in this prospectus, the accompanying prospectus supplement, including any information incorporated by reference therein, and any applicable free writing prospectus carefully before you invest in the securities described in the applicable prospectus supplement.

Our Class A Common Stock is listed on the Nasdaq Stock Market (“Nasdaq”) and trades under the ticker symbol “USCB.” On May 1, 2025, the last reported sale price on Nasdaq of our Class A common stock was $16.78 per share.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis from time to time. See “Plan of Distribution.” The names of any underwriters, dealers or agents involved in the distribution of our securities, their compensation and any option they hold to acquire additional securities will be described in the applicable prospectus supplement. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.

Investing in our securities involves certain risks. Before buying our securities, you should carefully consider the risks described under the caption “Risk Factors” beginning on page 8 of this prospectus, and in the documents incorporated by reference into this prospectus and included or incorporated by reference into.

These securities are not savings accounts, deposits or other obligations of any of our bank and non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

None of the U.S. Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 22, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (“SEC”), using a “shelf” registration process. Under this shelf registration statement, we may offer and sell from time to time, separately or together, any combination of our common stock, preferred stock, debt securities, depositary shares, warrants, purchase contracts, subscription rights and units in one or more offerings at an aggregate offering price of up to $100,000,000. The preferred stock, debt securities, warrants, purchase contracts, subscription rights and units may be convertible into, or exercisable or exchangeable for, our common or preferred stock or other securities issued by us, or debt or equity securities issued by one or more other entities. In addition, the registration statement of which this prospectus is a part covers an aggregate of 9,004,218 unregistered shares of our voting common stock converted and/or exchange from the securities that U.S. Century Bank (the “Bank”) sold to Patriot Financial Partners II, L.P. (“Patriot II”), Patriot Financial Partners Parallel II, L.P. (“Patriot Parallel II”, and collectively with “Patriot II”, “Patriot,”) and Priam Capital Fund II, LP (“Priam,” and together with Patriot, each a “Significant Investor” and, collectively, the “Significant Investors”; Patriot II, Patriot Parallel II and Priam, each a “Selling Securityholder” and, collectively, the “Selling Securityholders”), which may be offered and sold by the Selling Securityholders from time to time in one or more secondary offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires. Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “our,” “us,” “our company” and “the Company” refer to USCB Financial Holdings, Inc., a Florida corporation, and its consolidated subsidiaries.

The registration statement of which this prospectus forms a part, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be obtained from the SEC’s website, www.sec.gov. Copies of information filed by us with the SEC are also available on our website at https://investors.uscenturybank.com. The reference to our website is not intended to be an active link and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC.

We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus or any applicable prospectus supplement or free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide. You should not assume that the information in this prospectus, any applicable prospectus supplement or any free writing prospectus that we have prepared is accurate as of any date other than the date of those documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons who obtain this prospectus and any applicable prospectus supplement should inform themselves about, and observe, any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference into this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein) the documents listed below (File No. 001-38589 unless otherwise stated), which are considered to be a part of this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 22, 2025;

•	our Current Report on Form 8-K (other than any items, exhibits or portions thereof furnished to, rather than filed with, the SEC) filed with the SEC on January 6, 2025; and

•

the description of our securities contained in our Current Report on  Form 8-K12B initial filing of registration filed with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on December 30, 2021, including any amendment or report filed with the SEC for purposes of updating such description.

All reports and other documents we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such reports and other documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, until our offering is completed will also be incorporated by reference into this prospectus and deemed to be part hereof (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein). The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus commencing on the date on which the document is filed.

Any documents incorporated by reference into this prospectus are available without charge to you, upon written request on the Internet at https://investors.uscenturybank.com or upon written or oral request by contacting USCB Financial Holdings, Inc., 2301 NW 87th Avenue, Doral, Florida 33172, Attention: Robert Anderson, (305) 715-5200. The reference to our website is not intended to be an active link and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC.

FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus and each prospectus supplement may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the ‘Securities Act”), and Section 21E of the Exchange Act. The words “may,” “will,” “anticipate,” “could,” “should,” “would,” “believe,” “contemplate,” “expect,” “aim,” “plan,” “estimate,” “continue,” and “intend,” as well as other similar words and expressions of the future, are intended to identify forward-looking statements. These forward-looking statements include statements related to our projected growth, anticipated future financial performance, and management’s long-term performance goals, as well as statements relating to the anticipated effects on results of operations and financial condition from expected developments or events, or business and growth strategies, including anticipated internal growth and balance sheet restructuring.

These forward-looking statements involve significant risks and uncertainties that could cause our actual results to differ materially from those anticipated in such statements. Potential risks and uncertainties include, but are not limited to:

•	the strength of the United States economy in general and the strength of the local economies in which we conduct operations;

•	our ability to successfully manage interest rate risk, credit risk, liquidity risk, and other risks inherent to our industry;

•	the accuracy of our financial statement estimates and assumptions, including the estimates used for our credit loss reserve and deferred tax asset valuation allowance;

•	the efficiency and effectiveness of our internal control environment;

•	our ability to comply with the extensive laws and regulations to which we are subject, including the laws for each jurisdiction where we operate;

•	adverse changes or conditions in the capital and financial markets, including actual or potential stresses in the banking industry;

•	deposit attrition and the level of our uninsured deposits;

•	legislative or regulatory changes and changes in accounting principles, policies, practices or guidelines, including the on-going effects of the implementation of the Current Expected Credit Losses;

•

the lack of a significantly diversified loan portfolio and concentration in the South Florida market, including the risks of geographic, depositor, and industry concentrations, including our concentration in loans secured by real estate, in particular, commercial real estate;

•	the effects of climate change;

•	the concentration of ownership of our common stock;

•	fluctuations in the price of our common stock;

•	our ability to fund or access the capital markets at attractive rates and terms and manage our growth, both organic growth as well as growth through other means, such as future acquisitions;

•	inflation, interest rate, unemployment rate, market and monetary fluctuations;

•	impact of international hostilities and geopolitical events;

•	increased competition and its effect on the pricing of our products and services as well as our net interest rate spread and net interest margin;

•	the loss of key employees;

•	the effectiveness of our risk management strategies, including operational risks, including, but not limited to, client, employee, or third-party fraud and cybersecurity breaches; and

•	other risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and other filings we make with the SEC.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. Therefore, you are cautioned not to place undue reliance on any forward-looking statements. Further, forward-looking statements included in this Registration Statement are made only as of the date hereof, and we undertake no obligation to update or revise any forward -looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, unless required to do so under the federal securities laws. You should also review the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and in the reports the Company has filed or will file with the SEC and, for periods prior to the completion of the bank holding company reorganization in 2021, the Bank filed with the Federal Deposit Insurance Corporation.

PROSPECTUS SUMMARY

Company Overview

USCB Financial Holdings, Inc., a Florida corporation, was formed on December 17, 2021, to serve as the holding company for U.S. Century Bank, a Florida state-chartered bank, and is a bank holding company registered with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) under the Bank Holding Company Act of 1956, as amended. The Company is headquartered in Miami, Florida, and, through the Bank, its sole direct subsidiary, operates 10 banking centers in South Florida providing a wide range of personal and business banking products and services. As of December 31, 2024, the Company had total consolidated assets of $2.6 billion.

U.S. Century Bank commenced operations in October 2002 and is a Florida state-chartered, non-Federal Reserve System member bank. Over the course of 2021, the Bank simplified its capitalization structure by exchanging and/or repurchasing all of its issued and outstanding preferred shares, including Class C, Class D, and Class E preferred stock. In December 2021, the Bank reached agreements with holders of its Class B common stock, to exchange all outstanding Class B common stock for Class A common stock in a 1-for-5 stock exchange. On July 27, 2021, the Bank completed an initial public offering of 4,600,000 shares of its Class A common stock. Shares of the Bank’s Class A common stock were sold at a price to the public of $10.00 per share and began trading on the Nasdaq Stock Market under ticker symbol “USCB”.

On December 30, 2021 (the “Effective Date”), the Company acquired all of the issued and outstanding stock of the Bank in a share exchange (the “Reorganization”) effected under the Florida Business Corporation Act and in accordance with the terms of an Agreement and Plan of Share Exchange dated December 27, 2021 between the Bank and the Company (the “Share Exchange Agreement”). The Reorganization and the Share Exchange Agreement were approved by the Bank’s stockholders at a special meeting of the Bank’s stockholders held on December 20, 2021. Pursuant to the Share Exchange Agreement, on the Effective Date each issued and outstanding share of the Bank’s Class A common stock was converted into and exchanged for one share of the Company’s Class A Common Stock. As a result, the Bank became the wholly owned subsidiary of the Company, the Company became the holding company for the Bank and the stockholders of the Bank became stockholders of the Company.

Prior to the Effective Date, the Bank’s Class A common stock was registered under Section 12(b) of the Exchange Act, and the Bank was subject to the information requirements of the Exchange Act and, in accordance with Section 12(i) thereof, filed quarterly reports, proxy statements and other information with the FDIC. As a result of the Reorganization, pursuant to Rule 12g-3(a) under the Exchange Act, the Company became the successor registrant to the Bank, the Company’s Class A Common Stock was deemed to be registered under Section 12(b) of the Exchange Act, and the Company became subject to the information requirements of the Exchange Act and is now required to file reports, proxy statements and other information with the SEC.

Prior to the Reorganization, the Company had no material assets and had not conducted any business or operations except for activities related to its incorporation and the Reorganization.

Description of the Securities We May Offer

This prospectus contains summary descriptions of our securities. These summary descriptions are not meant to be complete descriptions of each security. The applicable prospectus supplement for an offering may add, update or change the terms and conditions of the securities as described in this prospectus. This summary is qualified in its entirety by reference to the applicable provisions of the Florida Business Corporation Act, as amended (the “FBCA”), our Articles of Incorporation (the “Articles of Incorporation”), and our Amended and Restated Bylaws (the “Bylaws”) and applicable federal law. You are urged to read those documents carefully. Copies of our Articles of Incorporation and Bylaws are incorporated by reference in this prospectus as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

Description of the Securities the Selling Securityholders May Offer

In addition to the securities we may offer, the Selling Securityholders and their transferees may use this prospectus to offer and sell in one or more secondary offerings up to 9,004,218 shares of Class A Common Stock held by the Selling Securityholders, which were received in transactions exempt from the registration requirements of the Securities Act. Pursuant to a Second Amended and Restated Investment Agreement, dated February 19, 2015, by and between the Selling Securityholders and the Bank (the “Investment Agreement”), the Bank sold to the Selling Securityholders certain Class A common stock and certain other securities which were subsequently exchanged or converted into Class A common stock of the Bank. Those shares of Class A common stock of the Bank were converted into shares of Class A Common Stock the Company pursuant to the Reorganization.

The Selling Securityholders received registration rights pursuant to a registration rights agreement, dated March 17, 2015, by and among the Bank, the Selling Securityholders and certain other shareholders of the Bank (the “Registration Rights Agreement”), as assigned to the Company pursuant to an Assignment and Assumption Agreement, dated December 30, 2021, by and between the Bank and the Company (the “Assignment and Assumption Agreement”). The Selling Securityholders’ shares have been included in the registration statement of which this prospectus is a part in satisfaction of registration rights we granted to the Selling Securityholders under the Registration Rights Agreement or as otherwise agreed between the Selling Securityholders and us.

Corporate Information

Our Class A voting common stock is traded on Nasdaq under the symbol “USCB.” Our executive office is located at 2301 NW 87th Avenue, Doral, Florida 33172, and our telephone number at that office is (305) 715-5200.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information.”

RISK FACTORS

Investing in securities issued by us involves certain risks. Before you invest in any securities issued by us, in addition to the other information included in, or incorporated by reference into, this prospectus, as well as the information contained in any applicable prospectus supplement, you should carefully consider the risk factors contained in the section titled “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this prospectus, as updated by our Annual or Quarterly Reports for subsequent fiscal years or fiscal quarters that we have filed or will file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities in the manner and for the purposes that will be set forth in the applicable prospectus supplement, which may include general corporate purposes.

DESCRIPTION OF COMMON STOCK

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, shares of our common stock as set forth in the applicable prospectus supplement and the Selling Securityholders may sell shares of our common stock pursuant to this prospectus. The following section describes the material features and rights of our common stock, $1.00 par value per share. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our Articles of Incorporation and our Bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and to applicable Florida law, including the FBCA.

General

We are authorized to issue a total of 68,600,000 shares of capital stock, $1.00 par value, consisting of 53,000,000 shares of common stock, 45,000,000 of which are designated as Class A voting common stock (“Class A Common Stock”) and 8,000,000 of which are designated as Class B non-voting common stock (“Class B Common Stock, and together with the Class A Common Stock, the “Common Stock”). As of March 31, 2025, 20,048,385 shares of Class A Common Stock were outstanding. The outstanding shares of our Class A Common Stock are fully paid and non-assessable. As of March 31, 2025, no shares of Class B Common Stock were outstanding.

Our Class A Common Stock is listed on The Nasdaq Global Market under the symbol “USCB.”

Dividend Rights

Holders of Common Stock are entitled to receive such dividends as may from time to time be declared by the Company’s Board of Directors (the “Board”) out of fund legally available for such purposes. The Company can pay dividends on its Common Stock only if it has paid or provided for the payment of all dividends, if any, to which holders of its then outstanding preferred stock, are entitled. The Company’s ability to pay dividends is also subject to applicable federal and state banking laws.

Preemptive Rights, Redemption or Other Rights

Pursuant to the Articles of Incorporation and the Bylaws, holders of Common Stock do not have preemptive rights or other rights to purchase, subscribe for or take any part of any shares of the Company’s capital stock. The Significant Investors, however, have certain contractual preemptive rights pursuant to the side letter agreement dated December 30, 2021, by and between the Company and the Significant Investors (the “Side Letter Agreement”). In addition, the Company does not have any sinking fund or redemption provisions in the Articles of Incorporation or the Bylaws applicable to its Common Stock.

Side Letter Agreement

Pursuant to the Side Letter Agreement between the Company and the Significant Investors, the Company is required to maintain its Board at no less than five nor more than seven directors, and to cause one person nominated by each Significant Investor to be elected or appointed to the Board, including filling any vacancy (the “Board Representative”), subject to satisfaction of all legal and governance requirements regarding such Board Representative’s service as a director. Such Board Representative rights last as long as each Significant Investor beneficially owns shares of the Common Stock representing 50% or more of the common stock of the Bank purchased by the Significant Investor in the recapitalization of the Bank in 2015 (the “2015 Recapitalization”), as adjusted from time to time as a result of changes in capitalization. Pursuant to the Side Letter Agreement, the Significant Investors have the power to designate a Board observer to attend meetings in a nonvoting capacity in the event any applicable Board Representative is unable to attend such meetings or if the Significant Investor does not have a Board Representative on the Board on the date of any meeting.

The Side Letter Agreement provides each Significant Investor with matching stock rights for so long as each Significant Investor beneficially owns shares of Common Stock representing 50% or more of the common stock of the Bank purchased by the Significant Investor in the 2015 Recapitalization, as adjusted from time to time as a result of changes in capitalization. The matching stock rights permit each Significant Investor to purchase new equity securities offered by the Company for the same price and on the same terms as such securities are proposed to be offered to others, subject to specified exceptions, procedural requirements and compliance with applicable bank regulatory ownership requirements as further described in the Side Letter Agreement. The Side Letter Agreement also provides customary information rights to the Significant Investors.

Voting Rights

The Class A Common Stock has voting rights, and Class B Common Stock does not have voting rights except in limited circumstances. Holders of Class A Common Stock are entitled to one vote per share on all matters on which the holders are entitled to vote, except in the case of amendments to the Articles of Incorporation where such amendment relates solely to Class B Common Stock or any other series of the Company’s preferred stock. The Company does not have any cumulative votes in the election of directors. Under the Bylaws, unless otherwise provided by law or the Articles of Incorporation, the holders of a majority of shares issued, outstanding, and entitled to vote, present in person or by proxy, will constitute a quorum to transact business, including the election of directors, except that when a specified item of business is required to be voted on by one or more designated classes or series of capital stock, a majority of the shares of each such class or series will constitute a quorum. Once a quorum is present, except as otherwise provided by law, the Articles of Incorporation, the Bylaws or in respect of the election of directors, all matters to be voted on by the Company’s shareholders must be approved by a majority of shares constituting a quorum, and where a separate vote by class or series is required, a majority of the votes represented by the shares of the shareholders of such class or series present in person or by proxy and entitled to vote shall be the act of such class or series. The affirmative vote of the holders representing 66 2/3% of the then outstanding shares of Class A Common Stock is required to amend, alter or repeal, or adopt any provision as part of the Articles of Incorporation that is inconsistent with the purpose and intent of certain designated provisions of the Articles of Incorporation and the Bylaws including, among others, perpetual term, management of the Company, indemnification, transfer restrictions, board powers and number of directors.

The holders of Class B Common Stock have limited voting rights. In addition to any voting rights that may be required under Florida law, the consent of holders of Class B Common Stock representing a majority of the shares of Class B Common Stock present in person or by proxy and entitled to vote, voting as a separate class, is required to (a) amend the Articles of Incorporation in a manner that would significantly and adversely affect the rights of the holders of the Class B Common Stock in a manner that is different from the effect of such amendment on the Class A Common Stock or (b) liquidate, dissolve or wind-up the Company.

Liquidation Rights

In the event of the liquidation, dissolution or winding-up of the Company, holders of both Class A Common Stock and Class B Common Stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all the Company’s debts and liabilities, and the satisfaction of the liquidation preferences of the holders of any then outstanding classes or series of preferred stock.

Preferred Stock

The Board is authorized, without shareholder approval and subject to any limitations prescribed by law, the Articles of Incorporation and the Bylaws at any time or from time to time to (a) provide for the issuance of the shares of preferred stock in one or more classes or series, (b) determine the designation for any such classes or series of preferred stock, (c) establish the number of shares to be included in any such class or series, and (d) determine the terms, powers, preferences, qualifications, limitations, restrictions and relative, participating, optional or other special rights of the shares of such class or series of preferred stock, which include rights such as those with respect to dividends, liquidation preference, conversion, redemption, and/or voting. Any issuance of preferred stock with voting rights or which is convertible into voting shares could adversely affect the voting power of the holders of Class A Common Stock. Any of aforementioned actions could have an anti-takeover effect. See “Description of our Preferred Stock” for a description of rights and preferences that series of our Preferred Stock may have.

Conversion

The Class A Common Stock does not have any conversion rights. Pursuant to the Articles of Incorporation, the Company’s shares of Class B Common Stock may only be transferred (a) to an affiliate of the holder of Class B Common Stock, (b) to the Company, (c) pursuant to a widespread public distribution of the Common Stock (including a transfer to an underwriter for the purpose of conducting a widespread public distribution or pursuant to Rule 144 under the Securities Act), (d) if no transferee or group of associated transferees would receive 2% or more of any class of capital stock entitled to vote generally in the election of directors of the Company or (e) to a transferee that would control more than 50% of the capital stock entitled to vote generally in the election of directors of the Company without any transfer from the transferor. Immediately following a transfer of the type described in (c), (d) or (e) in the preceding sentence, each share of Class B Common Stock so transferred is automatically converted into one share of Class A Common Stock (subject to adjustment as provided in the Articles of Incorporation). The Company must at all times reserve and keep available out of its authorized and unissued shares of Class A Common Stock such number of shares of Class A Common Stock that may be issuable upon conversion of all of the outstanding shares of Class B Common Stock.

Stockholder Meetings

Except as otherwise provided by law, the Board, or any one or more shareholders owning, in the aggregate, not less than ten percent of the issued and outstanding Class A Common Stock, may call a special meeting of shareholders at any time for any purpose not inconsistent with the Articles of Incorporation or the Bylaws.

Director Removal

Subject to the rights of holders of any class or series of preferred stock with respect to the election of directors, a director may be removed from office by the affirmative vote of holders of shares of capital stock issued and outstanding and entitled to vote in an election of directors representing at least a majority of the votes entitled to be cast thereon, and then, only for cause.

Anti-Takeover Effects of Applicable Law and Provisions of our Articles of Incorporation and Bylaws

Certain provisions of the Articles of Incorporation, the Bylaws, Florida and U.S. banking laws to which the Company is subject may have anti-takeover effects and may delay, defer, or prevent a tender offer or takeover attempt that a shareholder might consider to be in such shareholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders, and may make removal of management more difficult. The Articles of Incorporation and Bylaws include provisions that:

•	empower the Board, without shareholder approval, to issue preferred stock, the terms of which, including voting power, are to be set by the Board;

•	provide that directors may be removed from office only for cause and only upon a majority vote of the shares of capital stock entitled to vote in an election of directors;

•	prohibit holders of Class A Common Stock from taking action by written consent in lieu of a shareholder meeting;

•	require holders of at least 10% of the Company’s Class A Common Stock in order to call a special meeting;

•	do not provide for cumulative voting in elections of Company directors;

•	provide that the Board has the authority to amend the Bylaws;

•

require shareholders that wish to bring business before annual or special meetings of shareholders, or to nominate candidates for election as directors at an annual meeting of shareholders, to provide timely notice of their intent in writing and satisfy disclosure requirements; and

•

enable the Board to increase, between annual meetings, the number of persons serving as directors and to fill the vacancies created as a result of the increase until the next meeting of shareholders by a majority vote of the directors present at the meeting of directors.

Additionally, the Articles of Incorporation prohibit any direct or indirect transfer of stock or options to acquire stock to any person who, as a result of the transfer, would own 4.95% or more of the Company’s capital stock, as long as the Company continues to have “deferred tax assets,” subject to limited exceptions as provided in the Articles of Incorporation. Also, certain provisions of Florida law may delay, discourage, or prevent an attempted acquisition or change in control. Furthermore, banking laws impose notice, approval, and ongoing regulatory requirements on any shareholder or other party that seeks to acquire direct or indirect “control” of a bank holding company, which includes the Change in Bank Control Act and the Bank Holding Company Act.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is ComputerShare Trust Company, N.A.

DESCRIPTION OF PREFERRED STOCK

The following section describes the general terms of Preferred Stock that we may issue. The specific terms of any series of Preferred Stock will be described in the prospectus supplement relating to that series of Preferred Stock. The terms of any series of Preferred Stock may differ from the terms described below. Certain provisions of our Preferred Stock described below and in any prospectus supplement are not complete. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our Articles of Incorporation and our Bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and to applicable Florida law, including the FBCA.

General

Our Articles of Incorporation authorize our Board to establish one or more series of Preferred Stock and issue up to 15,600,000 shares of preferred stock, par value $1.00 (the “Preferred Stock”), without further action by our shareholders. Our Board is authorized to: (i) to provide for the issuance of shares of Preferred Stock in one or more classes or series, and any restrictions on the issuance or reissuance of any additional Preferred Stock; (ii) to determine the designation for any such classes or series by number, letter or title that shall distinguish such classes or series from any other classes or series, respectively, of Preferred Stock; (iii) to establish from time to time the number of shares to be included in any such class or series, including a determination that such class or series shall consist of a single share, or that the number of shares shall be decreased (but not below the number of shares thereof then outstanding); and (iv) to determine with respect to the shares of any class or series of Preferred Stock the terms, powers, preferences, qualifications, limitations, restrictions and relative, participating, optional or other special rights of the shares of such class or series of Preferred Stock.

The prospectus supplement relating to a particular series of Preferred Stock will contain a description of the specific terms of that series, including, as applicable:

•	the title, designation, number of shares and stated or liquidation value of the Preferred Stock;

•

whether, with respect to shares entitled to dividends, the holders thereof shall be entitled to cumulative, noncumulative or partially cumulative dividends, the dividend rate or rates (including the methods and procedures for determining such rate or rates), and any other terms and conditions relating to such dividends (including the relation which such dividends shall bear to the dividends payable on any other class or series of the Corporation’s capital stock);

•

whether, and, if so, to what extent and upon what terms and conditions, the holders thereof shall be entitled to rights upon the voluntary or involuntary liquidation, dissolution or winding-up of, or upon any distribution of the assets of, the Corporation;

•	whether, and, if so, upon what terms and conditions, such shares shall be convertible into, or exchangeable for, other securities or property;

•	whether, and, if so, upon what terms and conditions, such shares shall be redeemable by the Corporation;

•	whether the shares shall be subject to any sinking fund provided for the purchase or redemption of such shares and, if so, the terms and amount of such fund;

•	whether the holders thereof shall be entitled to voting rights and, if so, the terms and conditions for the exercise thereof; and

•

whether the holders thereof shall be entitled to other relative, participating, optional or other special powers, preferences or rights that are not inconsistent with the terms of our Articles of Incorporation and, if so, the qualifications, limitations and restrictions of such preferences or rights.

Without shareholder approval, we could issue Preferred Stock that could impede or discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders may believe is in their best interests or in which they may receive a premium for their Common Stock over the market price of the Common Stock. While the terms of Preferred Stock may vary from series to series, holders of our Common Stock should assume that all shares of Preferred Stock will be senior to our Common Stock in respect of distributions and on liquidation. As of December 31, 2024, zero shares of Preferred Stock were outstanding.

Upon the issuance and payment for shares of Preferred Stock, the shares will be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of Preferred Stock, holders of Preferred Stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock and each series of Preferred Stock will rank on a parity in all respects with each other series of our Preferred Stock and prior to our Common Stock as to dividends and any distribution of our assets.

As stated above in the “Description of Our Common Stock,” the authorization of the Preferred Stock could have the effect of making it more difficult or time consuming for a third party to acquire a majority of our outstanding voting stock or otherwise effect a change of control. Shares of the Preferred Stock may also be sold to third parties that indicate that they would support the Board in opposing a hostile takeover bid. The availability of the Preferred Stock could have the effect of delaying a change of control and of increasing the consideration ultimately paid to our shareholders. The Board may authorize the issuance of Preferred Stock for capital-raising activities, acquisitions, joint ventures or other corporate purposes that have the effect of making an acquisition of the Company more difficult or costly, as could also be the case if the Board were to issue additional Common Stock for such purposes. See “Anti-Takeover Effects of Applicable Law and Provisions of our Articles of Incorporation and Bylaws.”

Redemption

If so specified in the applicable prospectus supplement, a series of Preferred Stock may be redeemable at any time, in whole or in part, at our option, and may be mandatorily redeemable or convertible. Restrictions, if any, on the repurchase or redemption by us of any series of our Preferred Stock will be described in the applicable prospectus supplement relating to that series. Generally, any redemption of our Preferred Stock will be subject to prior Federal Reserve approval. Any partial redemption of a series of Preferred Stock would be made in the manner described in the applicable prospectus supplement relating to that series.

Upon the redemption date of shares of Preferred Stock called for redemption or upon our earlier call and deposit of the redemption price, all rights of holders of the Preferred Stock called for redemption will terminate, except for the right to receive the redemption price.

Dividends

Holders of each series of Preferred Stock will be entitled to receive cash dividends only when, as and if declared by our Board out of funds legally available for dividends on such Preferred Stock. The rates or amounts and dates of payment of dividends will be described in the applicable prospectus supplement relating to each series of Preferred Stock. Dividends will be payable to holders of record of Preferred Stock on the record dates fixed by our Board. Dividends on any series of Preferred Stock may be cumulative or noncumulative, as described in the applicable prospectus supplement.

Liquidation Preference

In the event of the liquidation, dissolution or winding-up of us, holders of each series of Preferred Stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of Preferred Stock, plus an amount equal to any accrued but unpaid dividends. These distributions will be made before any distribution is made on our Common Stock or on any securities ranking junior to such Preferred Stock upon liquidation, dissolution or winding-up.

However, holders of the shares of Preferred Stock will not be entitled to receive the liquidation price of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation, dissolution or winding up. Unless otherwise provided in the applicable prospectus supplement, neither a consolidation or merger of the Company with or into another corporation nor a merger of another corporation with or into the Company nor a sale or transfer of all or part of the Company’s assets for cash or securities will be considered a liquidation, dissolution or winding up of the Company.

If the liquidation amounts payable to holders of Preferred Stock of all series ranking on a parity regarding liquidation are not paid in full, the holders of the Preferred Stock of these series will have the right to a ratable portion of our available assets up to the full liquidation preference. Holders of these series of Preferred Stock or such other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Conversion and Exchange

The applicable prospectus supplement will indicate whether and on what terms the shares of any future series of Preferred Stock will be convertible into or exchangeable for shares of any other class, series or security of the Company or any other corporation or any other property (including whether the conversion or exchange is mandatory, at the option of the holder or our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or Preferred Stock or other securities issuable upon conversion or exchange may be adjusted). It will also indicate for Preferred Stock convertible into Common Stock, the number of shares of Common Stock to be reserved in connection with, and issued upon conversion of, the Preferred Stock (including whether the conversion or exchange is mandatory, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of Common Stock issuable upon conversion or exchange may be adjusted) at the option of the holder or our option and the period during which conversion or exchange may occur.

Voting Rights

The holders of shares of Preferred Stock will have no voting rights, except as otherwise stated in the applicable prospectus supplement, as otherwise stated in the articles of amendment to our Articles of Incorporation establishing the series of such Preferred Stock, and as otherwise required by applicable law.

Transfer Agent and Registrar

The transfer agent, registrar, dividend paying agent and depositary, if any, for any Preferred Stock offering will be stated in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The complete terms of the debt securities will be contained in the indenture and supplemental indenture applicable to the debt securities. These documents will be included or incorporated by reference into this prospectus or the applicable prospectus supplement. You should read the indenture and applicable supplemental indenture relating to any debt securities. You should also read the applicable prospectus supplement, which will contain additional information and which may update or change some of the information below.

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities, including debentures, notes, bonds and other evidence of indebtedness as set forth in the applicable prospectus supplement. The debt securities may be either secured or unsecured and will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. We refer to the senior indenture and the subordinated indenture together as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of each series of debt securities that we may offer from time to time.

The following summary of the material provisions of the indentures and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the applicable indenture and certificates evidencing the applicable debt securities. The specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the applicable indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by those described in the applicable prospectus supplement.

Capitalized terms used but not defined in this section have the meanings given to those terms in the applicable indenture.

As used in this section, “we,” “our,” “us” and the “Company” refer only to USCB Financial Holdings, Inc. and not to any of its subsidiaries.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We are not limited as to the amount of debt securities that we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series. The subordinated debt securities will be subordinated as described below under the heading “—Subordinated Debt.”

The prospectus supplement relating to a particular series of debt securities will set forth the material terms of the debt securities being offered, as established pursuant to a board resolution, in an officer’s certificate or in a supplemental indenture, including:

•	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

•	the offering price (which may be expressed as a percentage of the aggregate principal amount) of the debt securities;

•

the aggregate principal amount of such series that may be authenticated and delivered under the indentures (except for securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other securities of the series pursuant to the indenture and except for any securities deemed never to have been authenticated and delivered);

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whether securities of the series are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, whether any debt securities of the series are to be issuable initially in temporary global form with or without coupons;

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if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “—Satisfaction and Discharge” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•	any conversion or exchange provisions;

•	the date of the debt securities if other than the date of original issuance;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date and the manner in which such interest will be payable;

•	the date or dates on which the principal of the debt securities of such series is payable;

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the rate or rates, and if applicable the method used to determine the rate, at which the debt securities of such series will bear interest, if any, the date or dates from which such interest will accrue, the date or dates on which such interest will be payable and the record date or dates for the interest payable on any debt securities on any interest payment date;

•	the place or places where payments of principal and interest may be made and securities may be surrendered for registration of transfer or for exchange;

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the obligation, if any, of the Company to redeem or purchase the debt securities of such series, at the option of the Company or at the option of a holder thereof, pursuant to any sinking fund or other redemption provisions and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be so redeemed or purchased, in whole or in part;

•	if issued other than in minimum denominations of $1,000 or any multiple of $1,000, or $5,000 in the case of Bearer Securities, the denominations in which the debt securities will be issuable;

•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

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if other than U.S. currency, the currency, currencies or currency units in which principal, premium, if any, or interest will be payable and the manner of determining the equivalent thereof in U.S. currency;

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if the principal of (and premium, if any, on) or any interest on the debt securities is to be payable, at our election or the election of a holder thereof, in one or more currencies other than that the currency or currencies in which the debt securities are stated to be payable, the currency or currencies in which payment is to be made payable and the periods and terms upon which such election is to be made;

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if the amount of payments of principal of (and premium, if any, on) or any interest on the debt securities of the series may be determined by reference to an index, the manner in which such amounts shall be determined;

•	whether the debt securities will be issuable in the form of a global security;

•	any interest rate calculation agents, exchange rate calculation agents or other agents for the debt securities, if other than the trustee;

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whether and under what circumstances we will pay additional amounts in respect of any series of debt securities and whether we have the option to redeem such debt securities rather than pay such additional amounts;

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any provisions relating to the extension of maturity of, or the renewal of, the debt securities of such series, or the conversion of the debt securities of such series into other securities of the Company;

•	any provisions relating to the purchase or redemption of all or any portion of a tranche or series of debt securities, including the period of notice required to redeem those debt securities;

•	the terms and conditions, if any, pursuant to which the debt securities are secured;

•	any subordination provisions applicable to the subordinated debt securities if different from those described below under “—Subordinated Debt”;

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any other terms or provisions relating to the payment of principal of, premium (if any) or interest thereon, including, but not limited to, whether such debt securities are issuable at a discount or premium, as amortizable debt securities and if payable in, convertible or exchangeable for commodities or other securities of ours; and

•	any other specific terms of such debt securities.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of or premium, if any, or interest on any series of debt securities is payable in a foreign currency or currencies, we will include in the applicable prospectus supplement information on the restrictions, elections, material United States federal income tax considerations, specific terms and other information with respect to that issue of debt securities and the relevant foreign currency or currencies.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The material United States federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Senior Debt

Except as otherwise provided in a prospectus supplement, senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated debt of the Company, and will rank senior in right of payment to any subordinated debt.

Subordinated Debt

Except as otherwise provided in a prospectus supplement, subordinated debt securities will be unsecured and will be subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness, as more fully described in the applicable prospectus supplement. Notwithstanding the foregoing, if a deposit is made in accordance with the terms of the indenture with respect to any debt securities (and provided all other conditions set out in the indenture shall have been satisfied with respect to such debt securities), then, when the 90th day after such deposit has ended, no money obligations so deposited, and no proceeds thereon, will be subject to any rights of holders of Senior Indebtedness, including any rights of subordination.

Under the subordinated debt indenture, Senior Indebtedness means, without duplication, the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness, whether any such indebtedness exists as of the date of the indenture or is created, incurred or assumed after such date:

•	all obligations for borrowed money;

•	all obligations evidenced by debentures, debt securities or other similar instruments;

•

all obligations associated with derivative products, including but not limited to, securities contracts, foreign currency exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and similar financial instruments;

•	all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto);

•	all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;

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all indebtedness of others guaranteed by us or any of our subsidiaries or for which we or any of our subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others);

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indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Company but excluding any obligations of the Company which are required (as opposed to elected) to be treated as finance leases under generally accepted accounting principles;

•	purchase money and similar obligations;

•	interest or obligations in respect of any of the foregoing accruing after the commencement of insolvency or bankruptcy proceedings; and

•	any renewals, extensions, refundings or replacements of any of the foregoing.

Methods of Receiving Payments on the Debt Securities

Unless otherwise indicated in a prospectus supplement, the debt securities will be payable as to principal, redemption premium, if any, and interest at the office or agency of the paying agent (which may be us) or, at our option, payment of interest may be made by check mailed to the holders of the debt securities at their last addresses as they appear on the register of holders or wired if held in book-entry form.

Events of Default; Waiver

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, an “event of default,” when used in the indentures, means any of the following:

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our default in the payment of the principal (or premium, if any) on any of the debt securities of such series as and when due, either at maturity, upon redemption, by declaration or otherwise, or any payment required by any sinking or analogous fund with respect to any series of the debt securities;

•	our default in the payment of any installment of interest on the debt securities when due, and continuance of such default for a period of 90 days;

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our failure to observe or perform any other covenant or agreement in the debt securities or the applicable indenture and the continuance of such default or breach for a period of 90 days after our receipt of written notice from the trustee or the holders of at least 25% in aggregate principal amount of the debt securities then outstanding of that series specifying such failure and requiring it to be remedied;

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a court having jurisdiction enters a decree or order for relief in respect of us or a Material Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of us or a Material Subsidiary or for any substantial part of our or its respective property, or ordering the winding-up or liquidation of our affairs shall have been entered and remained unstayed and in effect for a period of 60 consecutive days;

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we or a Material Subsidiary commence a voluntary case or proceeding under any applicable bankruptcy, insolvency or other similar law, or consent to the entry of a decree or order for relief in an involuntary case or proceeding under any such law, or the consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of us or a Material Subsidiary or of any substantial part of our or its respective property, or the making by us or a Material Subsidiary of a general assignment for the benefit of creditors; or

•	any other event of default provided with respect to a particular series of debt securities, as described in the prospectus supplement with respect to the offering of such series.

A Material Subsidiary means U.S. Century Bank or any successor thereof or any of our subsidiaries that is a depository institution and that has consolidated assets equal to 80% or more of our consolidated assets.

If an event of default occurs and continues as described in the first, second, third or sixth bullet above, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (with a copy to the trustee, if given by holders) may declare the principal amount of the debt securities of that series to be immediately due and immediately payable. If an event of default occurs and continues as described in the fourth or fifth bullet above, the principal amount of all of the debt securities issued under the indentures shall automatically be deemed immediately due and payable.

The indentures also provide that the holders of a majority in principal amount of the debt securities of each series outstanding at the time may, on behalf of the holders of all of the debt securities of that series, waive any past default with respect to the debt securities and its consequences, except a default in the payment of the principal of, premium, if any, and interest on the debt securities or a bankruptcy or insolvency-related default, or with respect to any covenant or provision that cannot be modified or amended under the terms of the indenture without the holder of such outstanding debt security so affected.

The holders of a majority in principal amount of the debt securities of each series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indentures or that the trustee determines in good faith may be unjustly prejudicial to the holders of the debt securities not consenting or that may involve the trustee in personal liability. In addition, the trustee may take any other action it deems proper that is not inconsistent with any such direction received from the holders of a majority in principal amount of the debt securities.

The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indentures at the request, order or direction of any of the holders of any debt securities or related coupons pursuant to the provisions of the indentures, unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to it against the losses, costs, expenses and liabilities which might be incurred by it in compliance with such request, order or direction. Except to enforce the right to receive payment of principal, premium, if any, or interest, no holder of a debt security will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture unless:

•	such holder has previously given the trustee written notice of a continuing event of default;

•

holders of at least 25% in principal amount of the outstanding debt securities of that series have made a written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture;

•	such holders provide to the trustee reasonable indemnity acceptable to the trustee against the costs, expenses and liabilities to be incurred with such request;

•	the trustee has failed to institute a proceeding within 60 days after its receipt of the notice, request and offer of indemnity; and

•	the holders of a majority in principal amount of the outstanding debt securities do not give the trustee a direction inconsistent with the request within such 60-day period.

Each indenture requires the applicable trustee to notify the holders of a series regarding the existence of any default known to the trustee, unless the default has been cured or waived. In addition, except in the case of a default in payment of principal of or interest on any debt security or the payment of any sinking or purchase fund installment, the trustee may withhold notice of a default if and so long as the trustee in good faith determines that withholding the notice is in the interests of the holders of the debt securities. Furthermore, the trustee shall not provide notice of default to the holders of debt securities following our failure to duly observe or perform any of the covenants or agreements contained in the debt securities or indenture (other than certain payment obligations) unless at least 30 days after the occurrence thereof. For purposes of these requirements, a “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indentures with respect to the debt securities of such series.

We are required to deliver to the trustee, within 120 days after the end of each fiscal year, commencing with the year during which the first series of debt securities is issued under an indenture, a written statement signed by certain officers regarding our performance under the indenture throughout the year and specifying any known default in the fulfilment of any of our obligations under the indenture, together with certain additional details regarding any such known default.

Merger, Consolidation, Sale, Lease or Conveyance

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, we will not merge into or consolidate with any other corporation, or sell or convey all or substantially all of our assets to any person, firm, or corporation, unless:

•

either we are the continuing corporation or the successor corporation is a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal, premium, if any, and interest on all the debt securities according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by us by supplemental indenture, executed and delivered to the trustee by such successor corporation;

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neither we nor such successor corporation, immediately after giving effect to such merger, consolidation, sale or conveyance, will be in default in the performance of any covenant or condition under the applicable indenture; and

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we shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that the transaction complies with the terms of the applicable indenture and that all conditions precedent in such indenture provided for relating to such transaction have been complied with.

In the case of any such consolidation or merger, sale or conveyance and upon any such assumption by the successor corporation, the successor corporation shall succeed to, and be substituted for, us under the applicable indenture with the same effect as if it had been an original party to such indenture.

Certain Covenants

The applicable prospectus supplement will describe any restrictive covenants applicable to any debt securities we offer for sale.

Modification of the Indenture

Unless we indicate otherwise in a prospectus supplement and except as set forth below, a supplemental indenture applicable to debt securities may be entered into only when authorized by our Board and with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities outstanding affected by such supplemental indenture, voting together as a single class.

Notwithstanding the foregoing, no modification or amendment of an indenture as applicable to any series of debt securities may:

•

extend the fixed maturity of any debt security, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each debt security so affected;

•

reduce the percentage in aggregate principal amount of outstanding debt securities that is required for any supplemental indenture without the consent of the holders of all debt securities then outstanding;

•	modify the subordination provisions in a manner adverse to the holders of such debt security; or

•	modify any of the above provisions.

In addition, we and the trustee may, by supplemental indenture, modify or amend the indentures as applicable to the debt securities, with the consent of our Board but without the consent of any holder of the debt securities, for any of the following purposes:

•

to evidence the succession of another corporation to the Company, or successive successions, and provide for the successor’s assumption of our covenants, agreements and obligations under the indentures and the debt securities issued thereunder;

•

to add further covenants, restrictions, conditions or provisions as our Board considers to be for the protection of the holders of the debt securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the remedies provided under the applicable indenture, with such period of grace and subject to such conditions as such supplemental indenture may provide;

•

to add or change any of the provisions of the indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of debt securities in uncertificated form; provided, that any such action shall not adversely affect the interests of the holders of the debt securities or any related coupons in any material respect;

•

to modify, eliminate or add provisions of the indenture to such extent as necessary in order to effect the qualification of the applicable indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or any similar federal statute thereafter enacted, and to add such other provisions as may be expressly permitted by the Trust Indenture Act, excluding Section 316(a)(2) thereof or any corresponding provision in any similar federal statute hereafter enacted;

•

to modify, eliminate or add to any provisions of the indenture; provided that any such change or elimination (i) becomes effective only when there are no outstanding debt securities and created prior to the execution of such supplemental indenture that is entitled to the benefit from such provision or (ii) does not apply to any outstanding debt security;

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(i) to cure any ambiguity or to correct or supplement any provision in the indenture or any supplemental indenture which may be defective or inconsistent with any other provision, (ii) to convey, transfer, assign, mortgage or pledge any property to or with the trustee or (iii) to make such other provisions in regard to matters or questions arising under the indenture; provided, that no such provision shall adversely affect in any material respect the interests of the holders of the debt securities or any related coupons, including provisions necessary or desirable to provide for or facilitate the administration of the trusts;

•	to secure any series of debt securities; and

•

to evidence and provide for the acceptance and appointment by a successor trustee with respect to the debt securities of one or more series and to add or change any provisions of the indenture as necessary to provide for or facilitate the administration of the trusts.

The trustee shall not be obligated to enter into any amendment or supplemental indenture that adversely affects the trustee’s own rights, duties or immunities under the applicable indenture or otherwise.

Subject to the requirements for the holders to waive a default related to bankruptcy events, defaults related to covenants or provisions that cannot be modified without the consent of each affected holder, and the rights of any holder of a debt security to receive payment of principal of, premium, if any, on and interest on such debt securities, holders of a majority in aggregate principal amount of the debt securities voting as a single class of such series or of all debt securities, as the case may be, then outstanding may waive all defaults with respect to that series or with respect to all securities treated as a single class and rescind and annul such declaration and its consequences, but no waiver or rescission and annulment will extend to or affect any subsequent default.

Outstanding Debt Securities; Determinations of Holders’ Actions

Debt securities outstanding at any time are the debt securities authenticated and delivered by the trustee except for those cancelled by the trustee or delivered to the trustee for cancellation, those debt securities, or portions thereof, for which we have deposited in trust with the trustee or any paying agent a sufficient amount of money for the payment or redemption thereof, those debt securities that have been defeased under the indenture, and those debt securities that have been exchanged for other debt securities issued under the indenture or that have been mutilated, destroyed, lost or stolen and replaced by the trustee. A debt security does not cease to be outstanding because we or an affiliate of ours holds the debt security; provided, that in determining whether the holders of the requisite aggregate principal amount of debt securities have given or concurred in any request, demand, authorization, notice, direction, consent or waiver, debt securities owned by us, any other obligor of the debt securities or any other person directly or indirectly controlling or controlled by or under direct or indirect common control with us or any other obligor on the debt securities, will be disregarded and deemed not to be outstanding for the purpose of any such determination, except for determining whether the trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only debt securities which the trustee knows are so owned will be so disregarded, and debt securities that have been pledged in good faith may also be regarded as outstanding under certain circumstances.

Satisfaction and Discharge

Each indenture may be discharged and cease to be of further effect as to the applicable debt securities, when:

•	either:

•

all debt securities of any series that have been authenticated and all coupons, if any, appertaining thereto have been delivered to the trustee for cancellation, except (i) coupons on Bearer Securities that meet certain conditions, (ii) debt securities and coupons that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture, (iii) coupons relating to debt securities called for redemption and maturing after the relevant redemption date, whose surrender has been waived, and (iv) debt securities and coupons for which payment has been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust; or

•

all debt securities and certain coupons discussed above that have not been delivered to the trustee for cancellation (i) have become due and payable, (ii) are by their terms due and payable within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and in the case of clauses (i) and (iii) in the preceding bullet point, we have deposited or caused to be deposited with the trustee as trust funds the entire amount (other than moneys repaid by the trustee or any paying agent to us under the terms of the indenture) sufficient to pay at maturity or upon redemption all debt securities of such series and coupons not delivered to the trustee for cancellation, including principal (and premium, if any) and any interest due or to become due to such date of maturity or date of redemption;

•	we have paid or caused to be paid all other sums payable by us under the applicable indenture with respect to the debt securities;

•

upon demand of and at our cost and expense, the trustee has executed instruments reasonably requested by us acknowledging the satisfaction and discharge of the applicable indenture with respect to the debt securities; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel stating that the conditions precedent to the satisfaction and discharge of the debt securities have been complied with.

Legal Defeasance and Covenant Defeasance

Legal Defeasance

Under the terms of the indentures and unless otherwise provided in a supplemental indenture, we will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities after we have made the deposit referred to below and the conditions precedent and subsequent set forth below are satisfied, and the provisions of the applicable indenture will cease to be applicable with respect to the debt securities (except for, among other matters, certain rights of the holders to receive payments of principal, premium and interest when due on such debt securities from the trust fund, and our obligations to register the transfer of or exchange of the debt securities, prepare temporary debt securities, replace stolen, lost or mutilated debt securities, maintain paying agents and hold funds for payment in trust, and rights, powers, trusts, duties and immunities with respect to the trustee) if:

•

we have irrevocably deposited or caused to be deposited with the trustee, in trust, money in an amount and/or non-callable or non-redeemable government securities that will provide funds in amount sufficient, in the opinion of a nationally recognized public accounting firm expressed in a written certification delivered to the trustee, to pay the principal of, premium, if any, and accrued interest on the debt securities until maturity or redemption in accordance with the terms of the applicable indenture and any mandatory sinking fund payments or analogous payments applicable to such debt securities;

•

no default or event that after notice or lapse of time, or both, would become a default with respect to such debt securities, will have occurred and be continuing on the date of such deposit, or insofar as events of default due to certain events of bankruptcy, insolvency or reorganization in respect of us are concerned, during the period ending on the 123rd day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the company with respect to such deposit;

•

such defeasance or covenant defeasance does not (i) cause the trustee for the debt securities to have a conflicting interest under the terms of the indenture or the Trust Indenture Act or (ii) result in the trust arising from such deposit to constitute, unless it is qualified, a regulated investment company under the Investment Company Act of 1940, as amended;

•

such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound;

•	such defeasance or covenant defeasance does not cause any debt securities of such series then listed on any registered national securities exchange under the Exchange Act to be delisted;

•

we have delivered to the trustee an opinion of counsel stating that (i) we have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of the indenture there has been a change in the applicable United States federal income tax law to the effect that, and based thereon, holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•

such defeasance is effected in compliance with any terms, conditions or limitations which may be imposed on the Company in connection with a supplemental indenture or board resolutions establishing such series of debt securities; and

•

we shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent and subsequent provided for in the indenture relating to the defeasance have been complied with.

Covenant Defeasance

Under the terms of the indentures and unless as otherwise provided in a supplemental indenture, we will not need to comply with certain restrictive covenants, and the provisions of the applicable indenture will cease to be applicable with respect to an event of default under the debt securities other than an event of default due to our failure to pay the principal of or interest on the debt securities when due, upon:

•	the satisfaction of the conditions described above in “–Legal Defeasance and Covenant Defeasance – Legal Defeasance,” other than with respect to the sixth bullet point; and

•

our delivery to the trustee of an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

If we exercise our option to omit compliance with certain provisions of the applicable indenture as described in the immediately preceding paragraph and the debt securities are declared due and payable because of the occurrence of an event of default that remains applicable, the amount of money and/or non-callable government securities on deposit with the trustee may not be sufficient to pay amounts due on the debt securities at the time of acceleration resulting from such event of default. In such event, we will remain liable for such payments.

Limitation on Individual Liability

No incorporator or past, present or future stockholder, officer or director of ours or any successor corporation, as such, will have any liability for any obligations, covenants or agreements of ours under the debt securities or the indentures or because of any indebtedness evidenced thereby. Each holder of a debt security, by accepting a debt security waives and releases such liability. The waiver and release are part of the consideration for the issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws.

Trustee

The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under the indentures.

At all times, the trustee must be a corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia, with authority to exercise corporate trust powers, be subject to the supervision or examination by federal, state, territorial or District of Columbia authority, have at all times a combined capital and surplus of not less than $50,000,000 and not be the Company or any person directly or indirectly controlled or controlled by or under common control with the Company.

If the trustee acquires any conflicting interest, as defined in the Trust Indenture Act, with respect to the debt securities, within 90 days after the trustee has acquired a conflicting interest, which has not been cured or waived, the trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as trustee with respect to the debt securities issued under the applicable indenture. If the trustee resigns, we are required to appoint a successor trustee with respect to the affected securities promptly. The trustee and/or certain of its affiliates may provide banking, investment and other services to us.

Notices

Any notices required to be given to the holders of the debt securities will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities are governed by, and will be construed in accordance with, the laws of the State of New York. The indentures will be subject to the provisions of the Trust Indenture Act that are required to be part of the indentures and will, to the extent applicable, be governed by such provisions.

Book-Entry Delivery and Settlement

Global Debt Securities

We will issue any debt securities in the form of one or more global debt securities in definitive, fully registered, book-entry form. The global debt securities will be deposited with or on behalf of the Depository Trust Company (“DTC”), and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in the global debt securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global debt securities through DTC.

DTC has advised us that:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

•

DTC holds securities that its participants deposit with DTC and facilitates the post-trade settlement among participants of sales and other securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of security certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

•

DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

•

Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We have provided the description of the operations and procedures of DTC in this prospectus solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, any underwriters or any trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC or their participants directly to discuss these matters.

We expect that under procedures established by DTC:

•

upon deposit of the global debt securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by any underwriters with portions of the principal amounts of the global debt securities; and

•

ownership of the debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a global debt security to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global debt security to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global debt security, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global debt security for all purposes under the indenture and under the debt securities. Except as provided below, owners of beneficial interests in a global debt security will not be entitled to have debt securities represented by that global debt security registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities and will not be considered the owners or holders thereof under the applicable indenture or under the debt securities for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the applicable indenture or a global debt security.

Neither we nor any trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of debt securities by DTC, or for maintaining, supervising or reviewing any records of those organizations relating to the debt securities.

Payments on the debt securities represented by the global debt securities will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the debt securities represented by a global debt security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global debt security as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global debt security held through such participants will be governed by standing instructions and customary practice as is currently the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

Settlement Procedures

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds.

Certificated Debt Securities

Individual certificates in respect of any debt securities will not be issued in exchange for the global debt securities, except in very limited circumstances. We will issue or cause to be issued certificated debt securities to each person that DTC identifies as the beneficial owner of the debt securities represented by a global debt security upon surrender by DTC of the global debt security if:

•

DTC notifies us that it is no longer willing or able to act as a depositary for such global debt security or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

•	an event of default has occurred and is continuing, and DTC requests the issuance of certificated debt securities; or

•	subject to DTC’s procedures, we determine not to have the debt securities of such series represented by a global debt security.

Neither we nor any trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the debt securities. We and any trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of any certificated debt security to be issued.

DESCRIPTION OF DEPOSITARY SHARES

We may elect to offer fractional interests in shares of our Preferred Stock, in which case we will issue receipts for depositary shares and each depositary share will represent a fraction of a share of the applicable series of our Preferred Stock, as set forth in the applicable prospectus supplement. The following summary of the terms of the depositary shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the depositary shares and our Preferred Stock, as well as the form of the deposit agreement, depositary receipts, our Articles of Incorporation and any amendments thereto relating to the applicable series of our Preferred Stock that will be filed with the SEC. Therefore, you should carefully consider the actual provisions in these documents.

General

Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of our Preferred Stock underlying that depositary share, to all rights and preferences of our Preferred Stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

The shares of our Preferred Stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. The name and address of the principal executive office of the depositary will be included in the prospectus supplement relating to the applicable offering of depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which will require holders to take certain actions, such as filing proof of residence and paying certain charges.

Dividends and Other Distributions

The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of our Preferred Stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for our Preferred Stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net cash proceeds to the holders.

Liquidation Preference

If a series of our Preferred Stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding-up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of our Preferred Stock, as set forth in the applicable prospectus supplement.

Redemption

If a series of our Preferred Stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of our Preferred Stock held by the depositary. Whenever we redeem any of our Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing our Preferred Stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of our Preferred Stock.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will terminate, except the right to receive money, securities or other property payable upon redemption.

Voting

Upon receipt of notice of any meeting at which the holders of our Preferred Stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying our Preferred Stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of our Preferred Stock underlying that holder’s depositary shares. The record date for the depositary will be the same date as the record date for our Preferred Stock. The depositary will try, as far as practicable, to vote the shares of our Preferred Stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote our Preferred Stock in accordance with these instructions. The depositary will not vote our Preferred Stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Owners of depositary shares will be entitled to receive, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of our Preferred Stock underlying their depositary shares.

Partial shares of our Preferred Stock will not be issued. Holders of our Preferred Stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for our Preferred Stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of our Preferred Stock in connection with our dissolution and such distribution has been made to all holders of depositary shares.

Charges of Depositary

We will pay all United States transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

•	the initial deposit of our Preferred Stock;

•	the initial issuance of the depositary shares;

•	any redemption of our Preferred Stock; and

•	all withdrawals of our Preferred Stock by owners of depositary shares.

Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

•	refuse to transfer depositary shares;

•	withhold dividends and distributions; and

•	sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of our Preferred Stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of our Preferred Stock.

Neither we nor the depositary will be liable if either we or the depositary are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations will be limited to the performance in good faith of our or the depositary’s respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or our Preferred Stock unless satisfactory indemnity is furnished. The depositary and we may rely on:

•	written advice of counsel or accountants;

•	information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

•	documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

General

We may issue warrants in one or more series to purchase debt securities, Common Stock, Preferred Stock or any combination of these securities. Warrants may be issued independently or together with any underlying securities and may be attached to or separate from the underlying securities. We may issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent or directly with investors. Any warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants. The following sets forth some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement are not complete and are subject to and qualified in their entirety by reference to the terms and provisions of the warrant agreement and related form of warrant certificate representing the warrants, which we will file with the SEC in connection with an issuance of any warrants, if needed.

The applicable prospectus supplement will describe the terms of any warrants, including the following, as may be applicable:

•	the title of the warrants;

•	the total number of warrants to be issued and number of shares of Common Stock or other securities to be delivered upon exercise of the warrants;

•	the consideration for which we will issue the warrants, including the applicable currency or currencies;

•	anti-dilution provisions to adjust the number or amount of shares of our Common Stock or other securities to be delivered upon exercise of the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the procedures and conditions relating to the exercise of the warrants;

•	the date on and after which the warrants and securities issued with the warrants will be separately transferable;

•	whether the warrants will be in registered or bearer form;

•	information with respect to book-entry registration and transfer procedures, if any;

•	the minimum or maximum amount of warrants that may be exercised at any one time;

•	the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for shares of our Common Stock or Preferred Stock will not have any rights of holders of the securities purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time prior to the close of business on the expiration date and in accordance with the procedures set forth in the applicable prospectus supplement. Upon and after the close of business on the expiration date, unexercised warrants will be void and have no further force, effect or value.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of Common Stock, Preferred Stock or debt securities issued by us as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities, or any other securities offered under this prospectus and described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or vice versa, and those payments may be unsecured or pre-funded on some basis.

The prospectus supplement relating to any offering of purchase contracts will contain the specific terms of the purchase contracts. These terms may include, without limitation, the following:

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	a discussion of the material United States federal income tax considerations applicable to the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

The description in the applicable prospectus supplement of any purchase contracts we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable purchase contract or unit agreement, which will be filed with the SEC in connection with any offering of such securities.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our Common Stock, Preferred Stock or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities that have not been subscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of our Common Stock or Preferred Stock or for debt securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the number and terms of each share of our Common Stock or Preferred Stock or debt securities that may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	the conditions to completion of the offering of subscription rights;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights will commence, and the date on which the subscription rights will expire;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable subscription rights agreement and subscription rights certificate, which will be filed with the SEC in connection with any offering of subscription rights.

DESCRIPTION OF UNITS

We may issue units comprised of any combination of two or more of the other securities described in this prospectus and as specified in the applicable prospectus supplement. Each unit will be issued so that the holder of the unit is also the holder, with rights and obligations of a holder, of each security included in the unit. The units may be issued under unit agreements to be entered into between us and a unit agent. The applicable prospectus supplement will specify the terms of the units, including:

•

the designation and terms of the units and of any of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	a discussion of material United States federal income tax considerations, if applicable; and

•	whether the units, if issued as a separate security, will be issued in fully registered or global form.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable unit agreement, if any, which will be filed with the SEC in connection with any offering of units.

SELLING SECURITYHOLDERS

As described above under “Prospectus Summary — Description of the Securities the Selling Securityholders May Offer,” in February 2015, the Bank sold to the Selling Securityholders in a private placement pursuant to the Investment Agreement certain Class A common stock and certain other securities which were subsequently exchanged or converted into Class A common stock of the Bank. Those shares of Class A common stock of the Bank were converted into 9,004,218 shares of Class A Common Stock the Company as part of the Reorganization. This prospectus relates to the possible resale by the Selling Securityholders of the 9,004,218 shares of Class A Common Stock of the Company converted from the Class A common stock of the Bank.

Pursuant to the Registration Rights Agreement, as assigned to the Company pursuant to the Assignment and Assumption Agreement, the Selling Securityholders received registration rights with respect to the securities purchased under the Investment Agreement except for the Class C preferred stock of the Bank, as described under “Plan of Distribution” herein and “Certain Relationships and Related Party Transaction — Registration Rights Agreement” in our most recent Definitive Proxy Statement on Schedule 14A incorporated by reference herein. The Selling Securityholders’ shares of Class A Common Stock of the Company have been included in the registration statement of which this prospectus is a part in satisfaction of registration rights we granted to the Selling Securityholders under the Registration Rights Agreement or as otherwise agreed between the Selling Securityholders and us.

The Selling Securityholders and their transferees may from time to time offer and sell any or all of the shares set forth in the table below pursuant to this prospectus in any type of transaction as more fully described in “Plan of Distribution.”

The following table lists the Selling Securityholders and their ownership of shares of our Class A Common Stock to be offered pursuant to this prospectus. We do not know when or in what amounts the Selling Securityholders may offer such shares for sale. It is possible that the Selling Securityholders will not sell any or all of their shares offered under this prospectus. Because the Selling Securityholders may offer all or some of their shares pursuant to this prospectus, and because we have been advised that there are currently no agreements, arrangements or understandings with respect to the sale of any such shares, we cannot estimate the number of shares that will be held by the Selling Securityholders after completion of the offering. For purposes of the table below, we have assumed that Selling Securityholders would sell all of the shares of our Class A Common Stock held by them and therefore would hold no shares of our Class A Common Stock following the offering and hold zero percentage of the outstanding shares of our Class A Common Stock following the offering.

The number of shares shown represents the number of shares each Selling Securityholder “beneficially owns,” as determined by the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement. The percentage of beneficial ownership is based on 20,048,385 shares of our Class A Common Stock issued and outstanding as of April 25, 2025.

The information set forth below is based on information provided by the Selling Securityholders. A Selling Securityholder may have sold, transferred or otherwise disposed of all or a portion of such Selling Securityholder’s shares of our Class A Common Stock subsequent to providing the information set forth in this table.

	Shares of Class A Common Stock Beneficially Owned Pre-offering		Maximum Shares of Class A Common Stock to be Offered	Shares of Class A Common Stock Beneficially Owned Post-offering
Name of Selling Securityholder	Number	Percentage		Number	Percentage
Patriot Financial Partners II, L.P.(1)	3,398,640	17.0%	3,398,640	—	—%
Patriot Financial Partners Parallel II, L.P.(1)	1,087,269	5.4%	1,087,269	—	—%
Priam Capital Fund II, LP (2)	4,518,309	22.5%	4,518,309	—	—%
Total	9,004,218	44.9%	9,004,218	—	—%

(1)

Patriot Financial Partners II, L.P. (“Patriot Funds II”) has shared voting and dipositive power over 3,398,640 shares of our Class A Common Stock issued and outstanding and Patriot Financial Partners Parallel II, L.P. (together with Patriot Funds II, the “Patriot Funds”) has shared voting and dispositive power over 1,087,269 shares of our Class A Common Stock issued and outstanding. The address for the Patriot Funds is Four Radnor Corporate Center, 100 Matsonford Road, Suite 210, Radnor, PA 19087. The Patriot Funds’ voting and dispositive power is shared with the partners of Patriot Financial Partners II, L.P., W. Kirk Wycoff, and James Lynch. W. Kirk Wycoff, who serves as a managing partner of Patriot Financial Partners II, L.P., serves on our Board.

(2)

Priam Capital Associates, LLC is the general partner of Priam Capital Fund II, L.P. (“Priam Capital II”) and Howard Feinglass is the managing member of Priam Capital Associates, LLC. The address for Priam Capital II is 745 Fifth Avenue, Suite 800, New York, NY 10151. By virtue of such relationships, Priam Capital Associates, LLC and Mr. Feinglass may be deemed to have voting and dispositive power over 4,518,309 shares of our Class A Common Stock issued and outstanding and as a result may be deemed to have beneficial ownership of such securities. Mr. Feinglass serves on our Board.

The Selling Securityholders has certain arrangements with us with respect to contractual preemptive rights and additional rights as described under “Description of Common Stock — Side Letter Agreement” herein and “Certain Relationships and Related Party Transaction — Investment Agreement; Matching/Contractual Preemptive Rights and Corporate Governance Rights” in our most recent Definitive Proxy Statement on Schedule 14A incorporated by reference herein. Except as otherwise disclosed in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein, the Selling Securityholders do not have, and within the past three years have not had, any position, office or other material relationship with us.

PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters, dealers or agents or directly to one or more purchasers. We (directly or through agents) may sell, and any underwriters may resell, the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on Nasdaq, the existing trading market for our Common Stock, or sales made to or through a market maker other than on an exchange.

In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may issue to our existing security holders, though a dividend or similar distribution, rights to purchase shares of our Common Stock or Preferred Stock, which may or may not be transferable. In any distribution of rights to our existing security holders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to facilitate the distribution of the unsubscribed securities. The applicable prospectus supplement will describe the specific terms of any offering of our Common Stock or Preferred Stock through the issuance of rights including, if applicable, the material terms of any standby underwriting agreement or purchase agreement.

We expect that any agreements we may have with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contribution with respect to payments that they may be required to make. An underwriter, dealer or agent, or any of their affiliates, may be a customer of, or otherwise engage in transactions with or perform services for us in the ordinary course of business.

The Selling Securityholders may from time to time sell their shares of our voting common stock listed in the table under “Selling Securityholders.” The Selling Securityholders, including their transferees, may sell their shares directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions, or commissions from the Selling Securityholders or the purchasers of the shares. In the case of sales by Selling Securityholders, we will not receive any of the proceeds from the sale by them of their shares. Unless otherwise described in an applicable prospectus supplement, the description herein of sales by us regarding underwriters, dealers and agents will apply similarly to sales by Selling Securityholders through underwriters, dealers and agents. We will name any underwriters, dealers or agents acting for the Selling Securityholders in a prospectus supplement and describe the principal terms of the agreement between the Selling Securityholders and any such underwriters, dealers or agents.

In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act, may be sold by Selling Securityholders under Rule 144 rather than pursuant to this prospectus.

In order to comply with the securities laws of some states, if applicable, the securities may be sold in those jurisdictions only through registered or licensed brokers or dealers. In offering their shares covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of those shares may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of such shares may be underwriting discounts or commissions under the Securities Act. Any Selling Securityholder who is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The Selling Securityholders will be obligated to comply with the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Regulation M under the Exchange Act.

Pursuant to the Registration Rights Agreement and as otherwise agreed between the Selling Securityholders and us, we will pay substantially all expenses of the registration of the Selling Securityholders’ shares covered by this prospectus, including, without limitation, all registration, filing and listing fees, fees and disbursements of our counsel, state securities (blue sky) fees and expenses and expenses of our independent accountants; provided, however, that a Selling Securityholder will pay all discounts, selling commissions, stock transfer taxes and fees and disbursements of counsel for the Selling Securityholder and/or any underwriter. We will indemnify the Selling Securityholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the Selling Securityholders will be entitled to contribution. Pursuant to the Registration Rights Agreement, we may be indemnified by the Selling Securityholders against certain liabilities, including liabilities under the Securities Act, which may arise from information furnished to us by the Selling Securityholders for use in this prospectus.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon by Squire Patton Boggs (US) LLP. If legal matters are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated balance sheets of USCB Financial Holdings Inc. as of December 31, 2024 and 2023, the related consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity, and cash flows for each of the years then ended, as incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Crowe LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in auditing and accounting.